                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION

                                       OF

                                TOWER TECH, INC.


TO THE SECRETARY OF STATE OF THE STATE OF OKLAHOMA:

     The undersigned corporation, organized and existing under and by virtue of the Oklahoma General Corporation Act (the "Act"), for the purpose of adopting a Second Amended and Restated Certificate of Incorporation pursuant to the provisions of Section 1080 of the Act, does hereby certify:

     1. The name of the Corporation is Tower Tech, Inc. (the "Corporation").

     2. The name under which the Corporation was originally incorporated is Travel Concepts, Inc.

     3. Travel Concepts, Inc. filed its original Certificate of Incorporation with the Oklahoma Secretary of State on February 27, 1984. Travel Concepts, Inc. changed its name to Tower Tech, Inc. on October 7, 1985.

     4. On December 19, 2000, the Corporation filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code with the United States Bankruptcy Court for the Western District of Oklahoma (the "Court"). On November 20, 2001, the Court entered an order confirming a Plan of Reorganization (the "Plan") for the Corporation, which Plan, among other things, authorizes the filing of this Second Amended and Restated Certificate of Incorporation.

     5. Pursuant to the terms of the Plan, effective immediately upon the filing of this Second Amended and Restated Certificate of Incorporation, each outstanding share of previously existing Common Stock of the Corporation shall be and hereby is cancelled.

     6. Pursuant to Sections 1080 and 1118 of the Act, this Second Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

     7. The text of the Certificate of Incorporation of Tower Tech, Inc., as heretofore amended or supplemented, is hereby restated and further amended to read in its entirety, as follows:

     FIRST: The name of the Corporation is Tower Tech, Inc. (hereinafter referred to as the "Corporation").

     SECOND: The address of its registered office in the State of Oklahoma is 11935 South Interstate 44 Service Road, Oklahoma City, Oklahoma County, Oklahoma 73173. The name of its registered agent at such address is Robert C. Brink.

     THIRD: The nature of the businesses or purposes to be conducted or promoted are:

     To conduct any lawful business, to exercise any lawful purpose and power, and to engage in any lawful act or activity for which corporations may be organized under the Act, and in general, to possess and exercise all the powers and privileges granted by the Act or by any other law of Oklahoma or by this Certificate together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the businesses or purposes of the Corporation.

     FOURTH: The total number of shares of all classes of stock which this Corporation shall have authority to issue is Ten Million (10,000,000) shares, consisting solely of Ten Million (10,000,000) shares of Common Stock, par value $.01 per share. The aggregate capital for which this Corporation has authority to issue is One Hundred Thousand Dollars ($100,000.00).

     The shares of Common Stock shall have no preemptive or preferential rights of subscription concerning further issuance or authorization of the Corporation's shares of Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote, in person or by proxy, on any matter upon which holders of Common Stock are entitled to vote.

     Effective immediately upon the filing of this Second Amended and Restated Certificate of Incorporation, each outstanding share of previously existing Common Stock, par value $.001 per share, shall be and hereby is cancelled.

     At any time and from time to time when authorized by resolution of the Board of Directors and without any action by its shareholders, the Corporation may issue or sell any shares of its Common Stock, whether out of the unissued shares thereof authorized by the Certificate of Incorporation as originally filed, or by an amendment thereof, or out of shares of its Common Stock acquired by it after the issue thereof. When similarly authorized, but without any action by its shareholders, the Corporation may issue or grant rights, warrants or options, in bearer or registered or such other form as the Plan may authorize or as the Board of Directors may hereafter determine, for the purchase of shares of Common Stock of the Corporation within such period of time, or without limit as to time, to such aggregate number of shares, and at such price per share, as the Plan may authorize or as the Board of Directors may hereafter determine; provided, however, that the Corporation shall not issue any nonvoting "equity securities," as that term is defined in Section 101(15) of the United States Bankruptcy Code. Such rights, warrants or options may be issued or granted separately or in connection with the issue of any bonds, debentures, notes, obligations or other evidences of indebtedness or shares of Common Stock of the Corporation and for such consideration and on such terms and conditions as the Plan may authorize or as the Board of Directors, in its sole discretion, may hereafter determine. In each case, the consideration to be received by the Corporation for any such shares so issued or sold shall be as fixed by the Plan or as fixed from time to time hereafter by the Board of Directors.

     FIFTH: Except as may otherwise be provided in this Second Amended and Restated Certificate of Incorporation or in the Bylaws of the Corporation, as the same may be amended from time to time, the Board of Directors shall have all powers and authority which may be granted to a board of directors of a corporation under the Act, including but not limited to the following:

        (a)   To adopt, amend or repeal the Bylaws of the Corporation.

        (b) To authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.

        (c) To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

        (d)   To designate one or more committees.

        (e) To sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interest of the Corporation, when and as authorized by the shareholders entitled to vote thereon.

        (f) To provide indemnification for directors, officers, employees, and/or agents of the Corporation to the fullest extent permitted by law, subject however, to the rules against limitation on liability of directors as set forth in the Act.

        (g) To determine from time to time whether and to what extent, and at what times and places and under what conditions and regulations, the accounts and books of the Corporation shall be opened to the inspection by the shareholders, and no shareholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the Act or authorized by the Board of Directors or by a resolution of the shareholders.

     SIXTH:   The Board of Directors of the Corporation shall consist of one or more members. The number of directors shall be fixed by, or in the manner provided in, the Bylaws. Any director may be designated as an advisory director rather than a regular voting director at any annual or special meeting of the shareholders.

     SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its shareholders or any class of them, any court of equitable jurisdiction within the State of Oklahoma, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 1106 of Title 18 of the Oklahoma Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 1100 of Title 18 of the Oklahoma Code, may order a meeting of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the shareholders or class of shareholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the shareholders or class of shareholders, of this Corporation, as the case may be, and also on this Corporation.

     EIGHTH: To the extent permitted by law, no contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

        (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

        (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or

        (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the shareholders.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     NINTH: The Corporation reserves the right to amend or repeal any provision contained herein, add any additional provisions hereto, increase or decrease the number of authorized shares of stock, or restate this Second Amended and Restated Certificate of Incorporation in its entirety in the manner now or hereafter prescribed by the Act.

     TENTH:    Except as otherwise required by law or as otherwise provided in this Second Amended and Restated Certificate of Incorporation or in the Bylaws of the Corporation, any matter properly submitted to a vote of the shareholders at a meeting of shareholders duly convened at which there is a quorum present shall be deemed approved upon an affirmative vote of a majority of the outstanding shares of Common Stock present at the meeting, in person or by proxy. Written ballots shall not be required for the vote on any matter unless the Board of Directors otherwise directs.

     ELEVENTH: Any corporate action upon which a vote of shareholders is required or permitted may be taken without a meeting or vote of shareholders with the written consent of shareholders having not less than a majority of the total number of votes entitled to be cast upon the action, or such larger percentage required by statute, if a meeting were held. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to all shareholders who did not consent thereto in writing. Any such notice shall have been given promptly if such notice is delivered or mailed to such shareholders within ten (10) days of the taking of such action.

     TWELFTH: In addition to any other indemnification granted to directors of the Corporation contained in this Second Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or adopted by resolution of the shareholders or directors of the Corporation, no director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, provided however, that this indemnification shall not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the Corporation or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or payment of any unlawful dividend or for any unlawful stock purchase or redemption, or for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its President and attested by its Secretary this 31st day of January, 2002.

                                   TOWER TECH, INC., an Oklahoma corporation


                                   By: /s/Robert C. Brink
                                       ------------------
                                       Robert C. Brink, Chief Executive Officer
Attest:

/s/Charles D. Whitsitt
----------------------
Charles D. Whitsitt, Secretary